Exhibit 10.11
ALNYLAM PHARMACEUTICALS, INC.
Nonstatutory Stock Option Agreement
Granted Under 2018 Stock Incentive Plan

Participant:	[ ]
ID:	[ ]
Award Number:	[ ]
Exercise Price Per Share:	[ ]
Grant Date:	[ ]
Vesting Commencement Date:	[ ]
Expiration Date:	[ ]
Number of Shares/Units:	[ ]

1.Grant of Option.
This Nonstatutory Stock Option Agreement (“Agreement”) evidences the grant by Alnylam Pharmaceuticals, Inc., a Delaware corporation (the “Company”), to the Participant, an Eligible Participant (as defined below) of the Company, on the Grant Date, of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2018 Stock Incentive Plan, as amended through the date hereof (the “Plan”), the number of shares of common stock, $.01 par value per share, of the Company (“Common Stock”) set forth above (the “Shares”) at the Exercise Price Per Share set forth above.
It is intended that the option evidenced by this Agreement shall not be an incentive stock option as defined in Section 422 of the U.S. Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this Agreement, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.
2.Vesting Schedule.
This option will become exercisable (“vest”) as to 25% of the original number of Shares on the first anniversary of the Grant Date and as to an additional 6.25% of the original number of Shares at the end of each successive three-month period following the first anniversary of the Grant Date until the fourth anniversary of the Grant Date. Notwithstanding the foregoing, this option will become fully exercisable in the event the Participant dies prior to the Expiration Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “Cause” as specified in Section 3(e) below.

The right of exercise shall be cumulative so that to the extent this option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Expiration Date or the termination of this option under Section 3 hereof or under the Plan.
3.Exercise of Option.
(a)Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this Agreement, and payment in full in the manner provided in the Plan. Alternatively, the Participant may complete the on-line exercise procedure established by the Company and/or the Company's designated broker. The Participant may purchase less than the number of Shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares. This option shall not be deemed to have been exercised (i.e., the exercise date shall not be deemed to have occurred) until the notice of such exercise and payment in full of the exercise price are provided.
(b)Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”).
(c)Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Expiration Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Company determines that the Participant, prior to the Expiration Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or any other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.
(d)Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Expiration Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “Cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability (after taking into account any acceleration), and further provided that this option shall not be exercisable after the Expiration Date.
(e)Termination for Cause. If, prior to the Expiration Date, the Participant’s employment or other relationship with the Company is terminated by the Company for Cause (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such termination of employment or other relationship. “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant’s employment or other relationship shall be considered to have been terminated for Cause if the Company determines, within 30 days after the Participant’s resignation, that termination for Cause was warranted.
4.Withholding.
No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.
5.Transfer Restrictions.
This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant; provided, however, that solely with respect to any Participant who is an Executive Officer (as such term is defined in the Plan), a Participant may make a gratuitous transfer of this option to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Shares under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of this Agreement and the Plan. References to the Participant, to the extent relevant in the context, shall include references to authorized transferees.
6.Provisions of the Plan.
This option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this option.
7.Data Privacy Consent.
(a)Data Collection and Usage. The Company collects, processes and transfers personal data about the Participant, in electronic or other form, including but not limited to, the Participant’s name, home address, email address and telephone number, date of birth, social insurance or social security number, passport number or other national identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all options or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, which the Company and its subsidiaries receive from the Participant (“Data”) for the purposes of implementing, administering and managing the Plan. The legal basis, where required, for the processing of Data is the Participant’s consent, compliance with relevant laws or regulations to which the Company is subject to or the pursuit by the Company of its respective legitimate interests not outweighed by the Participant’s interests, rights or freedoms as needed to provide the requested services to the Participant in accordance with the Plan.
(b)Stock Plan Administration Vendors. The Company may transfer Data to a designated third-party external broker or such other independent stock plan vendors, as may be selected by the Company in the future, which shall assist the Company with the implementation, administration and management of the Plan. Such vendor(s) may open an account for the Participant to receive and trade Shares underlying this option. The Participant may be asked to acknowledge, or agree to, separate terms and data processing practices with the vendor(s) with such agreement being a condition of participation in the Plan.
An updated list with the details of all recipients of the Participant’s Data can be made available upon a relevant request to privacy@alnylam.com.
(c)Data Retention. The Company will hold and use the Data only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax and security laws. In the latter case, the Participant understands and acknowledges that the Company’s legal basis for the processing of the Data would be compliance with the relevant laws or regulations and the pursuit by the Company of respective legitimate interests not outweighed by the Participant’s interests, rights or freedoms. When the Company no longer needs the Data for any of the above purposes, the Participant understands the Company will isolate it from active systems, remove it from its systems, or anonymize it to be used for statistical purposes as the case may be.
(d)Data Subject Rights. The Participant understands that the Participant may have a number of rights under data privacy and data protection laws and regulations in the Participant’s jurisdiction. Depending on where the Participant is based and the applicable data privacy and data protection laws and regulations, such rights may include the right to (i) request access or copies of Data the Company processes, (ii) rectify or supplement Data that is incorrect, incomplete or out-of-date in light of the purposes underlying the processing, (iii) anonymize or delete Data, (iv) restrict or object to the processing of Data, (v) portability of Data, (vi) lodge complaints with competent authorities in the Participant’s jurisdiction, (vii) receive a list with the names and addresses of any potential recipients of the Participant’s Data, and/or (viii) receive information about the possibility of not giving consent to process Data and the consequences of not giving consent. To receive clarification regarding these rights or to exercise these rights, the Participant can contact privacy@alnylam.com.
(e)Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary, and the Participant is providing the consents herein on a free and purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s salary from or employment and career with the Company will not be affected; the only adverse consequence of refusing or withdrawing the Participant’s consent is that the Participant’s ability to participate to the Plan may be affected, as the Company would not (or no longer) be able to grant this award or other equity awards to the Participant or administer or maintain such awards. Please note that withdrawal of consent does not affect any processing of Data carried out prior to and up to the date of such withdrawal.
By accepting this award and indicating consent via the Company’s acceptance procedure, the Participant is declaring that the Participant agrees with the data processing practices described herein and consents to the collection, processing and use of Data by the Company and the transfer of such Data to the recipients mentioned above, including recipients located in countries which do not ensure an adequate level of protection from applicable data privacy and data protection law and regulation perspective, for the purposes described above.
Finally, the Participant understands that the Company as the Data Controller of the Data may rely on a different legal basis for the processing or transfer of Data in the future and/or request that the Participant provide supplementary consents or provide the Participant with additional privacy related information as the case may be. If applicable and upon request of the Company, the Participant agrees to provide an executed acknowledgement or any data privacy consent to the Company (or any other acknowledgements, agreements or consents as may be required by the Company) that the Company may deem necessary to obtain under the data privacy laws in the Participant’s jurisdiction, either now or in the future. The Participant understands that the Participant will not be able to participate in the Plan if the Participant fails to execute any such acknowledgement, agreement or consent requested by the Company.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

ALNYLAM PHARMACEUTICALS, INC.
By:
Name:
Title:

PARTICIPANT’S ACCEPTANCE
The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. Electronic acceptance of this Agreement pursuant to the Company’s instructions for the Participant (including through an online acceptance process) is acceptable. The undersigned hereby acknowledges receipt of a copy of the Company’s 2018 Stock Incentive Plan.

PARTICIPANT:
Address:

ALNYLAM PHARMACEUTICALS, INC.

Nonstatutory Stock Option Agreement
Granted Under 2018 Stock Incentive Plan

Participant:	[ ]
ID:	[ ]
Award Number:	[ ]
Exercise Price Per Share:	[ ]
Grant Date:	[ ]
Vesting Commencement Date:	[ ]
Expiration Date:	[ ]
Number of Shares/Units:	[ ]

8.Grant of Option.
This Nonstatutory Stock Option Agreement (“Agreement”) evidences the grant by Alnylam Pharmaceuticals, Inc., a Delaware corporation (the “Company”), to the Participant, an Eligible Participant (as defined below) of the Company or one its subsidiaries (an “Employer”), on the Grant Date, of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2018 Stock Incentive Plan, as amended through the date hereof (the “Plan”), the number of shares of common stock, $0.01 par value per share, of the Company (“Common Stock”) set forth above (the “Shares”) at the Exercise Price Per share set forth above. Capitalized terms used but not defined herein have the same meaning as provided in the Plan.
It is intended that the Option evidenced by this Agreement shall not be an incentive stock option as defined in Section 422 of the U.S. Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this Agreement, shall be deemed to include any person who acquires the right to exercise this Option validly under its terms.
9.Vesting Schedule.
This Option will become exercisable (“vest”) as to 25% of the original number of Shares on the first anniversary of the Grant Date and as to an additional 6.25% of the original number of Shares at the end of each successive three-month period following the first anniversary of the Grant Date until the fourth anniversary of the Grant Date. Notwithstanding the foregoing, this Option will become fully exercisable in the event the Participant dies prior to the Expiration Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “Cause” as specified in Section 3(f) below.
The right of exercise shall be cumulative so that to the extent this Option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Expiration Date or the termination of this Option under Section 3 hereof or under the Plan.
10.Exercise of Option.
(a)Form of Exercise. Each election to exercise this Option may be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this Agreement, and payment in full in the manner provided in this Agreement. Alternatively, the Participant may complete the on-line exercise procedure established by the Company and/or the Company's designated broker. The Participant may purchase less than the number of Shares covered hereby, provided that no partial exercise of this Option may be for any fractional share of Common Stock or for fewer than ten whole shares of Common Stock. This Option shall not be deemed to have been exercised (i.e., the exercise date shall not be deemed to have occurred) until the notice of such exercise and payment in full of the exercise price are provided.
(b)Payment. The exercise price may be paid in such manner as the Company may specify from time to time in its sole discretion, including (but not limited to) the three following methods:
(1)by a net exercise arrangement pursuant to which the Committee will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares of Common Stock with an aggregate Fair Market Value on the date of exercise sufficient to cover the aggregate exercise price (a “Net Exercise”);
(2)by tendering (actually or by attestation) shares of Common Stock already owned by the Participant; or
(3)cash payment.
In cases where the Participant utilizes a Net Exercise and the Fair Market Value of the number of whole shares of Common Stock withheld is greater than the aggregate exercise price, the Company shall make a cash payment to the Participant equal to the difference as soon as administratively practicable.
(c)Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this Option may not be exercised unless the Participant, at the time he or she exercises this Option, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”).
(d)Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (e) and (f) below, the right to exercise this Option shall terminate three months after such cessation (but in no event after the Expiration Date), provided that this Option shall be exercisable only to the extent that the Participant was entitled to exercise this Option on the date of such cessation.
Notwithstanding the foregoing, if the Company determines that the Participant, prior to the Expiration Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or any other agreement between the Participant and the Company or any of its subsidiaries, the right to exercise this Option shall terminate immediately upon such violation.

(e)Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Expiration Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “Cause” as specified in paragraph (f) below, this Option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this Option shall be exercisable only to the extent that this Option was exercisable by the Participant on the date of his or her death or disability (after taking into account any acceleration), and further provided that this Option shall not be exercisable after the Expiration Date.
(f)Termination for Cause. If, prior to the Expiration Date, the Participant’s employment or other relationship with the Company is terminated by the Company for Cause (as defined below), the right to exercise this Option shall terminate immediately upon the effective date of such termination of employment or other relationship. “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant’s employment or other relationship shall be considered to have been terminated for Cause if the Company determines, within 30 days after the Participant’s resignation, that termination for Cause was warranted.
11.Tax Withholding.
The Participant acknowledges that, regardless of any action taken by the Company or any subsidiary with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or any subsidiary. The Participant further acknowledges that the Company and/or any subsidiary (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Option, including, but not limited to, the grant, vesting or exercise of this Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Option to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company and/or any subsidiary (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Prior to the relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or any subsidiary to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or any subsidiary, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by withholding from proceeds of the sale of Shares acquired at exercise of this Option either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization) without further consent unless the use of such withholding method is problematic under applicable tax or securities law or has materially adverse accounting consequences, in which case, the Participant agrees that the obligation for Tax-Related Items may be satisfied by withholding in Shares to be issued at exercise of this Option. The Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the shares of Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, the Participant is deemed to have been issued the full number of shares of Common Stock subject to the exercised options, notwithstanding that a number of the shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items. Finally, the Participant agrees to pay to the Company or any subsidiary, including through withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or any subsidiary, any amount of Tax-Related Items that the Company or any subsidiary may be required to withhold or account for as a result of participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.
12.Transfer Restrictions.
This Option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant provided, however, that to the extent permitted under applicable law and solely with respect to any Participant who is an Executive Officer (as such term is defined in the Plan), a Participant may make a gratuitous transfer of this option to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the shares of Common Stock under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of this agreement and the Plan. References to the Participant, to the extent relevant in the context, shall include references to authorized transferees.
13.Provisions of the Plan.
This option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this option.
14.Nature of Grant. In accepting the grant, the Participant acknowledges, understands and agrees that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated at any time by the Company’s Board of Directors, or any Committee of the Board to which the Board may delegate its powers under the Plan (“Committee”);
(b)the grant of this Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options (whether on the same or different terms), or benefits in lieu of options, even if options have been granted in the past;
(c)all decisions with respect to future grants of options or other grants, if any, will be at the sole discretion of the Board or Committee, including, but not limited to, the form and timing of the grant, the number of shares of Common Stock subject to the grant, and the vesting and exercise provisions applicable to the grant;

(d)this Option grant and the Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or services contract with the Company or any subsidiary and shall not interfere with the ability of the Company, or subsidiary, as applicable, to terminate Participant’s employment or service relationship;
(e)the Participant is voluntarily participating in the Plan;
(f)this Option and the Shares subject to this Option are not intended to replace any pension rights or compensation;
(g)this Option and the Shares subject to this Option, and the income and value thereof, are an extraordinary item of compensation outside the scope of the Participant’s employment (and employment contract, if any) and is not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
(h)the future value of the Shares underlying this Option is unknown, indeterminable and cannot be predicted with certainty;
(i)unless otherwise determined by the Board or Committee in its sole discretion, a termination of employment shall be effective from the date on which active employment or service ends and shall not be extended by any statutory or common law notice of termination period; the Committee shall have the exclusive discretion to determine when a termination of employment occurs for purposes of this grant of options;
(j)no claim or entitlement to compensation or damages shall arise from forfeiture of options resulting from the Participant ceasing to provide employment or other services to the Company or any subsidiary (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), and in consideration of the grant of the options to which the Participant is otherwise not entitled, the Participant irrevocably agrees never to institute any claim against the Company or any subsidiary, waives his or her ability, if any, to bring any such claim, and releases the Company and subsidiaries from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;
(k)unless otherwise provided herein, in the Plan or by the Company in its discretion, this Option and the benefits evidenced by this Agreement do not create any entitlement to have this Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of Common Stock of the Company; and
(l)if the Participant resides or is employed outside the United States, the Participant acknowledges and agrees that neither the Company nor any subsidiary shall be liable for any exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of this Option or of any amounts due to Participant pursuant to the exercise of this Option or the subsequent sale of any Shares acquired upon exercise.
15.Electronic Delivery and Acceptance.

The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or any electronic system established and maintained by the Company or a third party designated by the Company.
16.Governing Law and Venue.
This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction. Any legal proceeding arising out of this Plan or this Agreement shall be brought exclusively in the Federal or State courts located in the State of Delaware. The Participant agrees to submit to personal jurisdiction and to venue in those courts. The Participant further agrees to waive all legal challenges and defenses to the appropriateness of Delaware as the site of any such legal proceeding and to the application of the laws of the State of Delaware and any applicable Federal laws.
17.Language.
The Participant acknowledges and agrees that it is the Participant’s express intent that this Agreement, the Plan and all other documents, rules, procedures, forms, notices and legal proceedings entered into, given or instituted pursuant to this Option, be drawn up in English. If the Participant received this Agreement, or any other document related to this Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
18.Severability.
The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
19.Binding Effect.
This Agreement shall bind and inure to the benefit of the Company, its successors and assigns and the Participant and the Participant’s estate in the event of the Participant’s death.

20.Appendix.
Notwithstanding any provisions in this Agreement, this Option grant shall be subject to any special terms and conditions set forth in any Appendix to this Agreement for the Participant’s country or residence (and country of employment, if different). Moreover, if the Participant transfer residence or employment to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer). The Appendix constitutes part of this Agreement.
21.Imposition of Other Requirements.

The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on this Option and on any Shares purchased upon exercise of this Option, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
22.Private Placement.
The grant of this Option is not intended to be a public offering of securities in the Participant’s country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filing with the local securities authorities (unless otherwise required under local law). No employee of the Company is permitted to advise the Participant on whether the Participant should purchase shares of Common Stock under the Plan or provide the Participant with any legal, tax or financial advice with respect to the grant of this Option. Investment in shares of Common Stock involves a degree of risk. Before deciding to purchase Shares pursuant to this Option, the Participant should carefully consider all risk factors and tax considerations relevant to the acquisition of shares of Common Stock under the Plan or the disposition of them. Further, the Participant should carefully review all of the materials related to this Option and the Plan, and the Participant should consult with his or her personal legal, tax and financial advisors for professional advice in relation to the Participant’s personal circumstances.

23.Insider Trading.
The Participant acknowledges that, depending on the Participant’s or the Participant’s broker’s country of residence or where the Shares are listed, the Participant may be subject to insider trading restrictions and/or market abuse laws which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of shares of Common Stock, rights to shares of Common Stock or rights linked to the value of shares of Common Stock during such times the Participant is considered to have “inside information” regarding the Company as defined in the laws or regulations in the Participant’s country. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before the Participant possessed inside information. Furthermore, the Participant could be prohibited from (a) disclosing the inside information to any third party (other than on a “need to know” basis), and (b) “tipping” third parties or causing them otherwise to buy or sell securities. Third parties include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s insider trading policy. The Participant acknowledges that it is the Participant’s responsibility to comply with any restrictions and is advised to speak to the Participant’s personal advisor on this matter.

24.Compliance with Laws; Repatriation of Proceeds.
The Participant agrees, as a condition of the grant of this Option, to repatriate all payments attributable to the Shares and/or cash acquired under the Plan (including, but not limited to, dividends and any proceeds derived from the sale of Shares acquired pursuant to this Option) if required by and in accordance with local foreign exchange rules and regulations in the Participant’s country of residence (and country of employment, if different). In addition, the Participant also agrees to take any and all actions, and consent to any and all actions taken by the Company and its subsidiaries, as may be required to allow the Company and its subsidiaries to comply with local laws, rules and regulations in the Participant’s country of residence (and country of employment, if different). Finally, the Participant agrees to take any and all actions as may be required to comply with his or her personal legal and tax obligations under local laws, rules and regulations in the Participant’s country of residence (and country of employment, if different).

25.Waiver.
The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other participant.
26.Entire Agreement.
This Agreement and the Plan set forth the entire agreement and understanding of the parties with respect to the grant and exercise of this Option and the administration of the Plan and supersede all prior agreements, arrangements, plans and understandings relating to the grant and exercise of this Option and the administration of the Plan.

27.Data Privacy Consent.
(a)Data Collection and Usage. The Company collects, processes and transfers personal data about the Participant, in electronic or other form, including but not limited to, the Participant’s name, home address, email address and telephone number, date of birth, social insurance or social security number, passport number or other national identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all options or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, which the Company and its subsidiaries receive from the Participant or the Employer (“Data”) for the purposes of implementing, administering and managing the Plan. The legal basis, where required, for the processing of Data is the Participant’s consent, compliance with relevant laws or regulations to which the Company is subject to or the pursuit by the Company of its respective legitimate interests not outweighed by the Participant’s interests, rights or freedoms as needed to provide the requested services to the Participant in accordance with the Plan.
(b)Stock Plan Administration Vendors. The Company may transfer Data to a designated third-party external broker or such other independent stock plan vendors, as may be selected by the Company in the future, which shall assist the Company with the implementation, administration and management of the Plan. Such vendor(s) may open an account for the Participant to receive and trade Shares underlying this Option. The Participant may be asked to acknowledge, or agree to, separate terms and data processing practices with the vendor(s) with such agreement being a condition of participation in the Plan.
(c)International Data Transfers. Data will be transferred from the Participant’s country to the United States or elsewhere, where the Company, its subsidiaries and its vendors are based. The Participant’s country or jurisdiction may have different data privacy and data protection laws and regulations than the recipient’s country (e.g., the United States or otherwise) and thus the level of data protection provided may not be equivalent to the one offered in the Participant’s country of residence. The Company’s legal basis, where required, for the transfer of Data is the pursuit by the Company of its respective legitimate interests not outweighed by the Participant’s interests, rights or freedoms as needed to provide the requested services to the Participant in accordance with the Plan. Where Data are to be transferred to a Third Country, as defined by applicable data protection laws, the Company and its subsidiaries shall ensure that the level of data protection is equivalent to the one afforded in the Participant’s country of residence, especially if such country is subject to applicable data privacy and data protection laws and regulations; such an adequate level shall be in particular guaranteed by the Company and its subsidiaries, by implementing adequate safeguards between the Company and its subsidiaries and such third parties recipients; in particular by executing appropriate standard contractual clauses as adopted and approved by the applicable governmental, data protection agency, or supervisory authority for that purpose and by implementing appropriate technical and organizational security measures to ensure the security of the processing.
An updated list with the details of all recipients of the Participant’s Data can be made available upon a relevant request to privacy@alnylam.com.
(d)Data Retention. The Company will hold and use the Data only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax and security laws. In the latter case, the Participant understands and acknowledges that the Company’s legal basis for the processing of the Data would be compliance with the relevant laws or regulations and the pursuit by the Company of respective legitimate interests not outweighed by the Participant’s interests, rights or freedoms. When the Company no longer needs the Data for any of the above purposes, the Participant understands the Company will isolate it from active systems, remove it from its systems, or anonymize it to be used for statistical purposes as the case may be.
(e)    Data Subject Rights. The Participant understands that the Participant may have a number of rights under data privacy and data protection laws and regulations in the Participant’s jurisdiction. Depending on where the Participant is based and the applicable data privacy and data protection laws and regulations, such rights may include the right to (i) request access or copies of Data the Company processes, (ii) rectify or supplement Data that is incorrect, incomplete or out-of-date in light of the purposes underlying the processing, (iii) anonymize or delete Data, (iv) restrict or object to the processing of Data, (v) portability of Data, (vi) lodge complaints with competent authorities in the Participant’s jurisdiction, (vii) receive a list with the names and addresses of any potential recipients of the Participant’s Data, and/or (viii) receive information about the possibility of not giving consent to process Data and the consequences of not giving consent. To receive clarification regarding these rights or to exercise these rights, the Participant can contact privacy@alnylam.com. Further information on the contact details of the competent data protection authorities in Europe is available here: https://edpb.europa.eu/about-edpb/board/members_en.
(f)Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and the Participant is providing the consents herein on a free and purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s salary from or employment and career with the Company or the Employer will not be affected; the only adverse consequence of refusing or withdrawing the Participant’s consent is that the Participant’s ability to participate to the Plan may be affected, as the Company would not (or no longer) be able to grant this Award or other equity awards to the Participant or administer or maintain such awards. Please note that withdrawal of consent does not affect any processing of Data carried out prior to and up to the date of such withdrawal.
By accepting this Award and indicating consent via the Company’s acceptance procedure, the Participant is declaring that the Participant agrees with the data processing practices described herein and consents to the collection, processing and use of Data by the Company and the transfer of such Data to the recipients mentioned above, including recipients located in countries which do not ensure an adequate level of protection from applicable data privacy and data protection law and regulation perspective, for the purposes described above.
Finally, the Participant understands that the Company as the Data Controller of the Data may rely on a different legal basis for the processing or transfer of Data in the future and/or request that the Participant provide supplementary consents or provide the Participant with additional privacy related information as the case may be. If applicable and upon request of the Company, the Participant agrees to provide an executed acknowledgement or any data privacy consent to the Employer or the Company (or any other acknowledgements, agreements or consents as may be required by the Employer or the Company) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in the Participant’s country, either now or in the future. The Participant understands that the Participant will not be able to participate in the Plan if the Participant fails to execute any such acknowledgement, agreement or consent requested by the Company and/or the Employer.
IN WITNESS WHEREOF, the Company has caused this Option to be executed under its corporate seal by its duly authorized officer. This Option shall take effect as a sealed instrument.

ALNYLAM PHARMACEUTICALS, INC. By: Name: Title:

PARTICIPANT’S ACCEPTANCE
The undersigned hereby accepts the foregoing Option and agrees to the terms and conditions thereof. Electronic acceptance of this Agreement pursuant to the Company’s instructions for the Participant (including through an online acceptance process) is acceptable. The undersigned hereby acknowledges receipt of a copy of the Company’s 2018 Stock Incentive Plan, as currently in effect.

PARTICIPANT:

Address:

ALNYLAM PHARMACEUTICALS, INC.

Nonstatutory Stock Option Agreement
Granted Under 2018 Stock Incentive Plan

Participant:	[ ]
ID:	[ ]
Award Number:	[ ]
Exercise Price Per Share:	[ ]
Grant Date:	[ ]
Vesting Commencement Date:	[ ]
Expiration Date:	[ ]
Number of Shares/Units:	[ ]
28.Grant of Option.
This Nonstatutory Stock Option Agreement (“Agreement”) evidences the grant by Alnylam Pharmaceuticals, Inc., a Delaware corporation (the “Company”), to the Participant, a non-employee director of the Company, on the Grant Date, of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2018 Stock Incentive Plan, as amended through the date hereof (the “Plan”), the number of shares of common stock, $.01 par value per share, of the Company (“Common Stock”) set forth above (the “Shares”) at the Exercise Price Per Share set forth above. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on the earlier of (i) the Expiration Date or (ii) the date that is three months following cessation of service on the Company’s Board of Directors (the “Board”), provided that such three-month period shall be extended to five years following cessation of service on the Board for any director with five or more years of continuous service on the Board (such earlier date, the “Final Exercise Date”).
It is intended that the option evidenced by this Agreement shall not be an incentive stock option as defined in Section 422 of the U.S. Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this Agreement, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.
29.Vesting Schedule.
This option will become exercisable (“vest”) as to 100% of the original number of Shares upon the earlier of the first anniversary of the Grant Date and the date of any earlier retirement or resignation of the Participant other than for cause, provided such date of retirement or resignation occurs no more than 90 days prior to the first anniversary of the Grant Date.
The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or under the Plan.
30.Exercise of Option.
(a)Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this Agreement, and payment in full in the manner provided in the Plan. Alternatively, the Participant may complete the on-line exercise procedure established by the Company and/or the Company's designated broker. The Participant may purchase less than the number of Shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares. This option shall not be deemed to have been exercised (i.e., the exercise date shall not be deemed to have occurred) until the notice of such exercise and payment in full of the exercise price are provided.
(b)Termination of Relationship with the Company. If the Participant ceases to provide services to the Company, the Participant may exercise this option through the Final Exercise Date, but only to the extent that the Participant was entitled to exercise this option on the date of such cessation of services.
31.Transfer Restrictions.
This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant; provided, however, that the Participant may make a gratuitous transfer of this option to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Shares under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of this Agreement and the Plan. References to the Participant, to the extent relevant in the context, shall include references to authorized transferees.
32.Provisions of the Plan.
This option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this option.

33.Data Privacy Consent.
(a)Data Collection and Usage. The Company collects, processes and transfers personal data about the Participant, in electronic or other form, including but not limited to, the Participant’s name, home address, email address and telephone number, date of birth, social insurance or social security number, passport number or other national identification number, nationality, any non-employee director fees paid, any shares of Common Stock held in the Company, details of all options or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, which the Company and its subsidiaries receive from the Participant (“Data”) for the purposes of implementing, administering and managing the Plan. The legal basis, where required, for the processing of Data is the Participant’s consent, compliance with relevant laws or regulations to which the Company is subject to or the pursuit by the Company of its respective legitimate interests not outweighed by the Participant’s interests, rights or freedoms as needed to provide the requested services to the Participant in accordance with the Plan.
(b)Stock Plan Administration Vendors. The Company may transfer Data to a designated third-party external broker or such other independent stock plan vendors, as may be selected by the Company in the future, which shall assist the Company with the implementation, administration and management of the Plan. Such vendor(s) may open an account for the Participant to receive and trade Shares underlying this option. The Participant may be asked to acknowledge, or agree to, separate terms and data processing practices with the vendor(s) with such agreement being a condition of participation in the Plan.
An updated list with the details of all recipients of the Participant’s Data can be made available upon a relevant request to privacy@alnylam.com.
(c)Data Retention. The Company will hold and use the Data only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax and security laws. In the latter case, the Participant understands and acknowledges that the Company’s legal basis for the processing of the Data would be compliance with the relevant laws or regulations and the pursuit by the Company of respective legitimate interests not outweighed by the Participant’s interests, rights or freedoms. When the Company no longer needs the Data for any of the above purposes, the Participant understands the Company will isolate it from active systems, remove it from its systems, or anonymize it to be used for statistical purposes as the case may be.
(d)Data Subject Rights. The Participant understands that the Participant may have a number of rights under data privacy and data protection laws and regulations in the Participant’s jurisdiction. Depending on where the Participant is based and the applicable data privacy and data protection laws and regulations, such rights may include the right to (i) request access or copies of Data the Company processes, (ii) rectify or supplement Data that is incorrect, incomplete or out-of-date in light of the purposes underlying the processing, (iii) anonymize or delete Data, (iv) restrict or object to the processing of Data, (v) portability of Data, (vi) lodge complaints with competent authorities in the Participant’s jurisdiction, (vii) receive a list with the names and addresses of any potential recipients of the Participant’s Data, and/or (viii) receive information about the possibility of not giving consent to process Data and the consequences of not giving consent. To receive clarification regarding these rights or to exercise these rights, the Participant can contact privacy@alnylam.com.
(e)Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary, and the Participant is providing the consents herein on a free and purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s fees from or service as a director with the Company will not be affected; the only adverse consequence of refusing or withdrawing the Participant’s consent is that the Participant’s ability to participate to the Plan may be affected, as the Company would not (or no longer) be able to grant this award or other equity awards to the Participant or administer or maintain such awards. Please note that withdrawal of consent does not affect any processing of Data carried out prior to and up to the date of such withdrawal.
By accepting this award and indicating consent via the Company’s acceptance procedure, the Participant is declaring that the Participant agrees with the data processing practices described herein and consents to the collection, processing and use of Data by the Company and the transfer of such Data to the recipients mentioned above, including recipients located in countries which do not ensure an adequate level of protection from applicable data privacy and data protection law and regulation perspective, for the purposes described above.
Finally, the Participant understands that the Company as the Data Controller of the Data may rely on a different legal basis for the processing or transfer of Data in the future and/or request that the Participant provide supplementary consents or provide the Participant with additional privacy related information as the case may be. If applicable and upon request of the Company, the Participant agrees to provide an executed acknowledgement or any data privacy consent to the Company (or any other acknowledgements, agreements or consents as may be required by the Company) that the Company may deem necessary to obtain under the data privacy laws in the Participant’s jurisdiction, either now or in the future. The Participant understands that the Participant will not be able to participate in the Plan if the Participant fails to execute any such acknowledgement, agreement or consent requested by the Company.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

ALNYLAM PHARMACEUTICALS, INC.
By:
Name:
Title:

PARTICIPANT’S ACCEPTANCE
The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. Electronic acceptance of this Agreement pursuant to the Company’s instructions for the Participant (including through an online acceptance process) is acceptable. The undersigned hereby acknowledges receipt of a copy of the Company’s 2018 Stock Incentive Plan.

PARTICIPANT:
Address: